Exhibit 5.1

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE

The Directors Vodafone Group Plc Vodafone House The Connection Newbury Berkshire RG14 2FN

29 July 2020

Our Ref	L-291356

Ladies and Gentlemen:

Vodafone Group Plc (the “Issuer”)

Registration Statement on Form F-3 in respect of debt securities (the “Debt Securities”), debt warrants (the “Debt Warrants”), preference shares (the “Preference Shares”), equity warrants (the “Equity Warrants”) and ordinary shares (the “Ordinary Shares” which, together with the Debt Securities, Debt Warrants, Equity Warrants and Preference Shares, are referred to herein as the “Securities”)

1                                      This opinion is furnished to you in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on 29 July 2020. We have acted as your English legal advisers in connection with the registration of the Securities under the United States Securities Act of 1933 (the “Securities Act”).

2                                      This opinion is limited to English law as applied by the English courts and HM Revenue & Customs (“HMRC”) practice and in each case, in effect on the date of this opinion. Such laws and practice are subject to change, possibly with retrospective effect. HMRC’s practice may not be binding on HMRC and there can be no assurance that HMRC will not depart from such practice, either because of the presence of particular factual circumstances or generally. This opinion is given on the basis that it, and all matters relating to it, will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In particular, we express no opinion on matters of federal law of the United States or the laws of any State of the United States or the laws of any other jurisdiction. Save for paragraph 5.5 below, we do not express (i) any opinion as to any taxes or duties that will or may arise as a result of any other transaction effected in connection with the Securities or (ii) any opinion as to any other taxation matter which will or may arise as a result of any transaction effected in connection with the Securities.

3                                      For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.

4                                      We have assumed that:

4.1                            all copy documents conform to the originals and all originals are genuine and complete;

4.2                            each signature is the genuine signature of the individual concerned;

4.3                            (except in the case of the Issuer) all relevant documents are within the capacity and powers of, and have been validly authorised by, each of the respective parties thereto;

4.4                            (in the case of each party) those documents have been or (in the case of the Securities) will be validly executed and delivered by the relevant party;

4.5                            each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law;

4.6                            the meeting of the Board of Directors of the Issuer held on 27 July 2020 (in respect of which a certified copy of the Minutes has been supplied to us) was duly convened, constituted and quorate and the resolutions referred to in the Minutes were validly passed and remain in full force and effect without modification;

4.7                            the terms of any series of Debt Securities will not be inconsistent with the provisions of the Indenture and there will be no provision in any supplement to the prospectus dated 29 July 2020 (the “Prospectus”) or the Registration Statement or any other document which would affect the content of this opinion; and

4.8                            each issue of Securities will be duly authorised and in respect of each issue of Ordinary Shares, Equity Warrants or Preference Shares, the Issuer will have sufficient authorised but unissued share capital and the directors of the Issuer will have been granted the necessary authority to allot the relevant Securities.

5                                      Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above, and subject to the qualifications in paragraphs 6 to 10 below and to any matters not disclosed to us, we are of the following opinion:

5.1                            The Issuer has been incorporated and is existing as a company with limited liability under the laws of England.

5.2                            The Issuer has corporate power to enter into, and perform its obligations under, the Indenture and the Securities Depositary Agreement and has taken all necessary corporate action to authorise its execution, delivery and performance of the Indenture and the Securities Depositary Agreement.

5.3                            Sections 501(5), 501(6) and 501(7) of the Indenture, which are expressed to be governed by English law, constitute valid, binding and enforceable terms.

5.4                            When the Ordinary Shares and the Preference Shares are issued and delivered against payment therefor as contemplated in the Registration Statement and in conformity with the Articles and so as not to violate any applicable law, such Ordinary Shares and Preference Shares will be validly issued and fully paid up and no further contributions in respect of such Ordinary Shares and Preference Shares when issued as contemplated in the Registration Statement will be required to be made to the Issuer by the holders thereof, by reason solely of their being such holders.

5.5                            The statements of United Kingdom law and HMRC practice contained in the Registration Statement under the heading “Taxation — United Kingdom Taxation”, insofar as such statements purport to summarise certain tax laws of the United Kingdom or HMRC practice, were, at the date of the Registration Statement and subject to the assumptions and qualifications in that section of the Registration Statement, a correct summary in all material respects of the matters set out therein.

6                                      We express no opinion as to the compliance or otherwise with (i) any financial limitations on borrowings or covenants by the Issuer contained in the Articles and (ii) any limitations on the maximum aggregate principal amount of Securities which may be issued by the Issuer as contemplated by the Registration Statement.

7                                      The term “enforceable” as used in paragraph 5.3 means that the obligations assumed by the relevant party under the relevant document are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

7.1                            Enforcement may be limited by (a) bankruptcy, insolvency, liquidation and moratorium laws, (b) laws relating to reorganisation and (c) laws of general application relating to or affecting the rights of creditors.

7.2                            Enforcement may be limited by general principles of equity - for example, equitable remedies may not be available where damages are considered to be an adequate remedy.

7.3                            Claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim.

8                                      This opinion is given on the basis of English law in force, and as it affects the obligations under the Indenture and/or the Securities, as at the date of this opinion. This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorisations and consents referred to in the Schedule to this opinion. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law or otherwise to update this opinion in any respect after the date of this opinion.

9                                      This opinion is addressed to you in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else for any purpose or quoted or referred to in any public document or filed with anyone without our express consent.

10                               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us made under the headings “Taxation” and “Validity of Securities” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP

SCHEDULE

1                                      A certified copy of the Articles of Association of the Issuer (the “Articles”).

2                                      A certified copy of certain resolutions passed by the Board of Directors of the Issuer on 27 July 2020 (the “Minutes”).

3                                      A copy of certain resolutions passed at the Annual General Meeting of the shareholders of the Issuer held on 28 July 2020.

4                                      The Registration Statement, including the form of Prospectus.

5                                      The Indenture dated 10 February 2000 (the “Indenture”) between the Issuer and The Bank of New York Mellon (as successor trustee to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance dated 24 July 2007 between the Issuer, The Bank of New York and Citibank, N.A.).

6                                      The securities depositary agreement dated 10 February 2000 (the “Securities Depositary Agreement”) between the Issuer and The Bank of New York Mellon (as successor book-entry depositary to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance dated 24 July 2007 between the Issuer, The Bank of New York and Citibank, N.A.).